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                                                                    EXHIBIT 99.2

                            THORNBURG MORTGAGE, INC.
                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
                               AUTHORIZATION FORM

The undersigned holder(s) of common and/or preferred stock of Thornburg Mortgage, Inc. (the "Company") or non-shareholder(s) interested in investing in the Company's common stock, elect to participate in the Company's Dividend Reinvestment and Stock Purchase Plan (the "Plan"). The undersigned hereby authorizes American Stock Transfer & Trust Company (the "Administrator") to reinvest dividends and distributions paid by the Company on its common and/or preferred stock now or hereafter registered in the name(s) of the undersigned for the number of shares set forth below, and/or to make cash purchases in the Company's common stock with funds received from the undersigned. This authorization shall remain in effect until termination by the undersigned holder(s) by written notice to the Administrator.

The foregoing authorization is subject, in all respects, to the terms and conditions of participation in the Plan set forth in the prospectus relating to the Plan, which the undersigned has received and read.

This form is for use by shareholders who have (or will have) shares registered in their own name or in the name of the Administrator. If your shares are/will be held by a broker or nominee other than the Administrator, please see NOTE at the bottom of this form. Otherwise, please print and sign your name(s) exactly as your shares are registered or, if this is an initial cash purchase by a non-shareholder, as you would like the shares registered. All persons whose names appear on the stock certificates must sign.

1. Current Shareholders: Type of shares you own and are enrolling:
   [ ] Common Stock    [ ] Preferred Stock    [ ] Both
   You may also enclose a check or money order for additional cash purchases of Common Stock ($100 - $10,000) _____________________
   OR
2. New Shareholders: Amount of initial cash purchase on your enclosed check or money order: ($500 - $10,000) _____________________

Current or new shareholders may also pay for cash purchases by electronic funds transfer or wire transfer, as specified in the Instructions section below.
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
Please indicate your participation below:
   [ ] Full dividend reinvestment on all shares.                         __________________________________________________
   [ ] Partial dividend reinvestment on ________ common shares only.     Please Print Name(s) as Shown on Stock Certificate
   [ ] Partial dividend reinvestment on preferred shares only.
   [ ] Cash purchases only.
                                                                         __________________________________________________
                                                                         Shareholder Signature
                                                                         SSN or Tax ID Number _____________________________
__________________________________________

__________________________________________                               __________________________________________________
Please Print Your Address                                                Joint Shareholder Signature
                                                                         SSN or Tax ID Number _____________________________

__________________________________________                               __________________________________________________
Please Print Your Phone Number                                           Account Number for Electronic Funds Transfers

__________________________________________
Date
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NOTE: If your shares are held in the name of a broker or nominee, you must make arrangements with them to participate in the Plan. The Plan is DTC eligible. Therefore, your broker or nominee should be able to facilitate your participation through DTC. Please contact your broker or nominee for further information.

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INSTRUCTIONS: Please send this Authorization Form along with your check or money order made payable to "American Stock Transfer & Trust Company", to the
Administrator:

                                     American Stock Transfer & Trust Company
                                     P.O. Box 922
                                     Wall Street Station
                                     New York, NY 10269-0560
                                     Attn: Dividend Reinvestment Department
                                     877-366-6442

Please contact the Administrator for instructions regarding electronic funds transfers and wire transfers. Wire transfers must be directed to Custodial Trust Company Account #208-00805-1-4 via Wire Routing #031207526. You are advised to call Jennifer Lytle at (505) 954-5305 to confirm.